EX-23-1

                        CONSENT OF TAUBER & BALSER, P.C.

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference our report dated February 6, 2001, appearing in this Annual Report on Form 10-K of Lahaina Acquisitions, Inc. for the period ended September 30, 2000.

/s/TAUBER & BALSER, P.C.
Atlanta, Georgia

February 14, 2001



EX 23-2

                        CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 333-90295 of Lahaina Acquistions, Inc. on Form S-8 of our report dated January 11, 2000, appearing in this Annual Report on Form 10-K of Lahaina Acquisitions, Inc. for the period ended September 30, 2000.

/s/DELOITTE & TOUCHE LLP
Atlanta, Georgia

February 15, 2001

                      CONSENT OF HOLLAND SHIPES VANN, P.C.


Independent Auditors' Consent

We consent to the incorporation by reference of our report dated September 9, 1999 (except for Note 12 as to which the date is September 21, 1999), and our report Dated September 9, 1999 (except for Note 13, as to which the date is September 21, 1999), appearing in this Annual Report on Form 10-K of Lahaina Acquisitions, Inc. for the period ended September 30, 2000.

/s/HOLLAND SHIPES VANN, P.C.
Atlanta, Georgia
February 8, 2001

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